EXHIBIT 99.2

                      DEAN WITTER REALTY YIELD PLUS, L.P.

                            CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Quarterly Report of Dean Witter Realty Yield Plus, L.P. (the "Partnership") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffrey D. Hahn, Vice President and Principal Financial and Accounting Officer of Dean Witter Realty Yield Plus Inc., the Managing General Partner of the Partnership, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of th e Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




/s/ Jeffrey D. Hahn
--------------------------------------
Jeffrey D. Hahn
Vice President and Principal Financial
and Accounting Officer
Dean Witter Realty Yield Plus Inc., as
Managing General Partner of Dean Witter
Realty Yield Plus, L.P.

Date: August 13, 2002